Exhibit 10.4

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RESTRICTED STOCK AWARD

FOR

CAPITAL SENIOR LIVING CORPORATION

This Restricted Stock Award Agreement (this “Agreement”) sets forth the terms of a RESTRICTED STOCK AWARD (“Award”) granted on January 7, 2019 (“Date of Grant” or the “Effective Date”), by Capital Senior Living Corporation, a Delaware Corporation (the “Company”), to Kimberly Lody (the “Holder”). This Award is made as an inducement to the Holder to accept employment with the Company and as such is not subject to the terms, and provisions, of the 2007 Omnibus Stock and Incentive Plan For Capital Senior Living Corporation as previously amended and restated and as may be amended and restated subsequent to the Date of Grant (the “Plan”), however, capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Plan, provided, however, that the term Change in Control as used in this Agreement shall have the meaning ascribed in the Employment Agreement

RECITALS

A. The Company and Holder entered into that certain employment agreement dated January 7, 2019 (the “Employment Agreement”).

B. The Committee has determined that it is in its best interest to offer the Holder this Restricted Stock Award as an inducement to the Holder to accept employment with the Company.

C. Holder wishes to accept such Award on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, and for other good and valuable consideration, the adequacy of which is acknowledged by the parties’ execution of this Agreement, the Company and the Holder agree as follows:

1. Restricted Share Award. The Company hereby sells, transfers, assigns and delivers to the Holder an aggregate of 73,620 Shares as of the Date of Grant (“Award Restricted Shares”) on the terms and conditions set forth in this Agreement, including, without limitation, the Restriction more specifically set forth in Section 4, below, subject only to Holder’s execution of this Agreement.

2. Vesting of Award Restricted Shares. The Restriction on the specified percentage of Award Restricted Shares shall lapse (Award Restricted Shares with respect to which the Restriction has lapsed are Vested and herein referred to as “Vested Shares”) on the earlier of (1) the dates set forth in the following Vesting schedule:

(i) 33% of the Award Restricted Shares shown in Section 1, on the 1st anniversary of the Date of Grant; and

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(ii) 33% of the Award Restricted Shares shown in Section 1 on the 2nd anniversary of the Date of Grant; and

(iii) 34% of the Award Restricted Shares shown in Section 1 on the 3rd anniversary of the Date of Grant;

so that, without limitation, the Restriction on all of the Award Restricted Shares will have lapsed no later than the third anniversary of the Date of Grant; or (2) 100% of the Award Restricted Shares shown in Section 1, on the date of Holder’s death, or (3) 100% of the Award Restricted Shares shown in Section 1, on the date of Holder’s Disability.

3. Change in Control. Award Restricted Shares shall not automatically become Vested Shares on a Change in Control. Notwithstanding any provision herein to the contrary, (i) if the Committee has made a provision for the substitution, assumption, exchange or other continuation of the Award in connection with a Change in Control, then in the event that the Holder’s Continuous Service is terminated (A) by the Company due to death or Disability following the occurrence of the Change in Control, the unvested Award shall immediately fully vest, or (B) (1) by the Company other than for Cause (as defined in such Holder’s employment agreement (or, if not defined therein, as defined in the Plan)), and other than due to death or Disability or (2) by the Holder for Good Reason (as defined in such Holder’s employment agreement), in each case within one (1) year following the occurrence of the Change in Control, the unvested Award shall immediately fully vest; or (ii) if the Committee has not made a provision for the substitution, assumption, exchange or other continuation of the Award in connection with a Change in Control, the unvested Award shall fully vest immediately prior to the Change in Control.

4. Restriction – Forfeiture of Award Restricted Shares. The Award Restricted Shares are each subject to the restriction (“Restriction”) that all rights of Holder to any Award Restricted Shares which have not become Vested Shares shall, automatically and without notice, terminate and be permanently forfeited on the date Holder’s Continuous Service with the Company ceases for any reason.

For purposes of this Agreement, “Continuous Service” means the Holder’s service with the Company, whether as an employee, consultant or director, is not interrupted or terminated, other than for temporary absences, including, without limitation, reasonable vacation time, sick leave, military leave or any other personal or family leave of absence. The Holder’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Holder renders service to the Company as an employee, consultant or director or a change in the entity for which the Holder renders such service, provided that there is no interruption or termination of the Holder’s Continuous Service; and provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code.

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5. Tax Liability and Withholding.

a. Payment of Taxes. The Holder shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Holder pursuant to this Agreement, the amount of any required withholding taxes in respect of the Award Restricted Shares granted under this Agreement and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee may permit the Holder to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable or deliverable to the Holder as a result of the vesting of the Award Restricted Shares; provided, however, that no shares of Common Stock shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company previously owned and unencumbered shares of Common Stock.

b. Liability. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Holder’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, or vesting of the Award Restricted Shares or the subsequent sale of any shares; and (b) does not commit to structure the Award Restricted Shares to reduce or eliminate the Holder’s liability for Tax-Related Items.

6. Issuance of Shares. During the Restricted Period (as defined in the Plan), the certificates representing the Award Restricted Shares, and any Restricted Share Distributions, shall be registered in the Holder’s name and bear a restrictive legend disclosing the Restriction and the existence of this Award. Such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit the transfer to the Company of all or any portion of the Award Restricted Shares, and any assets constituting Restricted Share Distributions, which shall be subject to forfeiture in accordance with the terms of this Award. The Company will retain custody of all related Restricted Share Distributions (i.e., dividends, which will be subject to the same Restriction, terms, and conditions as the related Award Restricted Shares) unless and until Holder is entitled to receive the certificates for the related Vested Shares; provided, however, that any Restricted Share Distributions shall not bear interest or be segregated into a separate account but shall remain a general asset of the Company, subject to the claims of the Company’s creditors, until the conclusion of the applicable restricted period; and provided, further, that any material breach of any terms of this Award, as reasonably determined by the Committee, will cause a forfeiture of both Award Restricted Shares and Restricted Share Distributions.

Award Restricted Shares shall constitute issued and outstanding Common Stock for all corporate purposes and, without limitation, Holder shall have all of the rights and privileges of an owner of the Award Restricted Shares (including voting rights) except that Holder shall not be entitled to delivery of the certificates evidencing any of the Award Restricted Shares, nor the related Restricted Share Distributions, unless and until they become Vested Shares.

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7. Administration of Award. The determinations under, and the interpretations of, any provision of this Award by the Committee shall, in all cases, be in its sole discretion, and shall be final and conclusive.

8. No Transfers Permitted. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Award Restricted Shares or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the Award Restricted Shares will be forfeited by the Holder and all of the Holder’s rights to such shares shall immediately terminate without any payment or consideration by the Company.

9. Section 83(b) Election. Holder may elect under Section 83(b) of the Code to include in his or her gross income, for his or her taxable year in which the Award Restricted Shares are transferred to such Holder under this Award, the excess of the fair market value (determined without regard to any Restriction other than one which by its terms will never lapse), of such Award Restricted Shares at the Date of Grant, over the amount (if any) paid for the Award Restricted Shares. If the Holder makes the Section 83(b) election described above, the Holder shall (i) make such election in a manner that is satisfactory to the Committee, (ii) provide the Committee with a copy of such election, (iii) agree to promptly notify the Company if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election, and (iv) agree to pay the withholding amounts described in Section 5(a) above.

10. Interpretation. Any dispute regarding the interpretation of this Award shall be submitted by the Holder or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Holder and the Company. In the event of any inconsistency between the terms and conditions of this Award and any existing employment agreement, service contract or other agreement between the Holder and the Company (each, a “Service Agreement”), the terms and conditions of the Service Agreement shall control.

(a) Headings contained in this Award are for convenience only and shall in no manner be construed as part of this Award.

(b) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

11. Adjustment. Unless the Committee specifically determines otherwise, the Award Restricted Shares shall be subject to adjustment or substitution as to the number, or, if applicable, kind of shares of stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (a) in the event of changes in the outstanding Common Stock or in the capital structure of the Company, by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations,

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combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any such Award or (b) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, the Holder under this Agreement, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Agreement. The Company shall give each Holder notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

12. Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel any unvested Award Restricted Shares granted under this Agreement, prospectively or retroactively; provided, that, no such amendment, shall adversely affect the Holder’s material rights or vested Award Restricted Shares under this Agreement without the Holder’s consent.

13. Assignment. The Company may assign any of its rights under this Award. This Award will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Award, this Award will be binding upon the Holder and the Holder’s beneficiaries, executors, administrators and the person(s) to whom the Award Restricted Shares may be transferred by will or the laws of descent or distribution.

14. Waiver. No delay or omission by the Company in exercising any right under this Award shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

15. JURY WAIVER. IN ANY CIVIL ACTION, COUNTERCLAIM, OR PROCEEDING, WHETHER AT LAW OR IN EQUITY, WHICH ARISES OUT OF, CONCERNS, OR RELATES TO THIS AGREEMENT, ANY AND ALL TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE PERFORMANCE OF THIS AGREEMENT, OR THE RELATIONSHIP CREATED BY THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE, TRIAL SHALL BE TO A COURT OF COMPETENT JURISDICTION AND NOT TO A JURY. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT, AS WRITTEN EVIDENCE OF THE CONSENT OF THE COMPANY AND HOLDER OF THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. NEITHER PARTY HAS MADE OR RELIED UPON ANY ORAL REPRESENTATIONS TO OR BY ANY OTHER PARTY REGARDING THE ENFORCEABILITY OF THIS PROVISION. EACH PARTY HAS READ AND UNDERSTANDS THE EFFECT OF THIS JURY WAIVER PROVISION. EACH PARTY ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY ITS OWN COUNSEL WITH RESPECT TO THE TRANSACTION GOVERNED BY THIS AGREEMENT AND SPECIFICALLY WITH RESPECT TO THE TERMS OF THIS SECTION.

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16. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and a complete set of which, when taken together, shall constitute one and the same document. Confirmation of execution by electronic transmission of a facsimile or .pdf signature page shall be binding, and each party hereby irrevocably waives any objection that it has or may have in the future as to the validity of any such electronic transmission of a signature page.

17. Entire Agreement. This Agreement and the defined terms referenced in the Plan constitute the sole and entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

18. Severability. The invalidity or unenforceability of any provision of this Award shall not affect the validity or enforceability of any other provision of this Award, and each provision of this Award shall be severable and enforceable to the extent permitted by law.

19. Governing Law, Venue and Jurisdiction. This Award shall be governed in all respects by the laws of the State of Texas without regard to conflicts-of-law principles. Any civil action or legal proceeding arising out of or relating to this Award shall be brought in the courts of record of the State of Texas in Dallas County, Texas. Each party consents to the jurisdiction of such Texas court in any such civil action or legal proceeding and waives any objection to the laying of venue of any such civil action or legal proceeding in such Texas court. Service of any court paper may be affected on such party by mail, as provided in this Award, or in such other manner as may be provided under applicable laws, rules of procedure or local rules.

20. No Impact on Other Benefits. The value of the Holder’s Award Restricted Shares granted under this Award is not part of her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

21. Acceptance. The Holder hereby acknowledges receipt of a copy of this Agreement. The Holder has read and understands the terms and provisions this Agreement, and accepts the Award Restricted Shares granted under this Agreement subject to all of the terms and conditions of this Agreement. The Holder acknowledges that there may be tax consequences upon the grant, vesting, or exercise of the Award Restricted Shares granted under this Award and/or the disposition of the underlying shares and that the Holder has been advised to consult a tax advisor prior to such grant, vesting, or disposition.

22. Further Instruments. The Company and the Holder agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Award.

23. Notices. Any notice required to be delivered to the Company under this Award shall be in writing and addressed to the Chief Financial Officer of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Holder under this Award shall be in writing and addressed to the Holder at the Holder’s address as shown in the records of the Company. Either party may designate another address by delivering notice of such designation in accordance with this Section.

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24. Section 409A. This Agreement is intended to be interpreted and applied so that the Award Restricted Shares set forth herein shall either be exempt from the requirements of Section 409A, or shall comply with the requirements of Section 409A, and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be exempt from or in compliance with Section 409A.

The Company and the Holder have executed this Restricted Stock Award as of the Effective Date.

COMPANY:		HOLDER:
CAPITAL SENIOR LIVING CORPORATION

By:	/s/ Carey P. Hendrickson	/s/ Kimberly Lody
Carey P. Hendrickson		Kimberly Lody
Senior Vice President and Chief
Financial Officer

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Assignment Separate From Certificate

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto Capital Senior Living Corporation the Award Restricted Shares subject to this Award, standing in the undersigned’s name on the books of said Capital Senior Living Corporation, represented by a Stock Certificate herewith and do hereby irrevocably constitute and appoint the corporate secretary of Capital Senior Living Corporation as attorney to transfer the said stock on the books of Capital Senior Living Corporation with full power of substitution in the premises.

Dated ______________________

, Holder

ACKNOWLEDGMENT

The undersigned hereby acknowledges (i) my receipt of this Award, (ii) my opportunity to discuss this Award with a representative of the Company, and my personal advisors, to the extent I deem necessary or appropriate, (iii) my understanding of the terms and provisions of this Award, and (iv) my understanding that, by my signature below, I am agreeing to be bound by all of the terms and provisions of this Award.

Without limitation, I agree to accept as binding, conclusive and final all decisions or interpretations of the Committee (as defined in the Plan) upon any questions arising under this Award.

Dated as of this ________ day of _________________, 20___.

[Signature]_____________________
, Holder

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I have been offered the Restricted Stock Award. The Company has informed me of the benefits, monetary compensation, and answered any questions I had regarding the Award. After consideration of the information, I hereby decline the Restricted Stock Award and release Capital Senior Living Corporation from any liability regarding my action.

Dated as of this ________ day of _________________, 20___.

, Holder